ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

FINANCIAL STATEMENTS

and

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

December 31, 2005 and July 21, 2006

INDEX

Report of Independent Registered Public Accounting Firm	F-2

Financial Statements

Balance Sheet -

December 31, 2005 and July 21, 2006	F-3

Statement of Operations -

August 11, 2005 (Inception) to December 31, 2005, January 1, 2006 to July 21, 2006, and August 11, 2005 (Inception) to July 21, 2006 (Cumulative)	F-4

Statement of Stockholders’ Equity -

August 11, 2005 (Inception) to December 31, 2005, and January 1, 2006 to July 21, 2006	F-5

Statement of Cash Flows -

August 11, 2005 (Inception) to December 31, 2005, January 1, 2006 to July 21, 2006, and August 11, 2005 (Inception) to July 21, 2006 (Cumulative)	F-6

Notes to Financial Statements -

December 31, 2005 and July 21, 2006	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Energy Infrastructure Acquisition Corp.

We have audited the accompanying balance sheets of Energy Infrastructure Acquisition Corp. (a corporation in the development stage) as of December 31, 2005 and July 21, 2006, and the related statements of operations, stockholders’ equity and cash flows for the periods from August 11, 2005 (inception) to December 31, 2005, January 1, 2006 to July 21, 2006 and August 11, 2005 (inception) to July 21, 2006 (cumulative). These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Energy Infrastructure Acquisition Corp. as of December 31, 2005 and July 21, 2006 and the results of its operations and its cash flows for the periods from August 11, 2005 (inception) to December 31, 2005, January 1, 2006 to July 21, 2006, and August 11, 2005 (inception) to July 21, 2006 (cumulative), in conformity with United States generally accepted accounting principles.

GOLDSTEIN GOLUB KESSLER LLP
New York, New York

July 26, 2006

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

BALANCE SHEET

	December 31, 2005	July 21, 2006

ASSETS
Current assets:
Cash	$201,781	$555,104
Cash held in trust	---	202,500,000
Prepaid expenses	---	12,600
Attorney trust account	25,000	---
Total current assets	226,781	203,067,704
Deferred offering costs	148,295	---
Total assets	$375,076	$203,067,704

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses, principally legal fees	$49,205	$10,000
Accrued offering cost and placement fees	---	3,020,239
Accrued interest payable to stockholder	2,750	10,717
Due to stockholder	---	193,188
Note payable to stockholder	300,000	---
Term loan payable to stockholder	---	475,000
Convertible loan payable to stockholder	---	2,550,000
Total liabilities	351,955	6,259,144
Common stock subject to possible redemption - 6,320,512 shares at redemption value	---	62,573,069

Commitments

Stockholders’ equity:
Preferred stock, $0.0001 par value; authorized - 1,000,000 shares; issued - none	---	---
Common stock, $0.0001 par value; authorized - 89,000,000 shares; issued and outstanding - 5,831,349 shares at December 31, 2005, and 26,546,747 shares, inclusive of 6,320,512 shares subject to mandatory redemption, at July 21, 2006	583	2,023
Paid-in capital in excess of par	24,417	134,265,335
Deficit accumulated during the development stage	(1,879)	(31,867)
Total stockholders’ equity	23,121	134,235,491
Total liabilities and stockholders’ equity	$375,076	$203,067,704

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF OPERATIONS

	Period from August 11, 2005 (Inception) to December 31, 2005	Period from January 1, 2006 to July 21, 2006	Period from August 11, 2005 (Inception) to July 21, 2006 (Cumulative)

Operating expenses	$(910)	$(23,088)	$(23,998)
Interest income	1,781	1,067	2,848
Interest expense - stockholder	(2,750)	(7,967)	(10,717)
Net loss	$(1,879)	$(29,988)	$(31,867)
Net loss per common share - basic and diluted	$(0.00)	$(0.01)	$(0.01)
Weighted average number of common shares outstanding -basic and diluted	5,831,349	5,902,611	5,873,195

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF STOCKHOLDERS’ EQUITY

					Deficit Accumulated During the	Total
	Common Stock			Paid-in Capital	Development	Stockholders’
	Shares	Amount		in Excess of Par	Stage	Equity

Balance, August 11, 2005 (inception)	---	$	---	$ ---	$ ---	$ ---
Sale of shares to founding stockholders at $0.0043 per share	5,831,349		583	24,417	---	25,000
Net loss	---		---	---	(1,879)	(1,879)

Balance, December 31, 2005	5,831,349		583	24,417	(1,879)	23,121
Shares surrendered and cancelled	(562,500)		(56)	56	---	---
Shares issued in private placement and public offering	21,075,398		2,107	196,813,320	---	196,815,427
Shares issued to underwriter	202,500		21	(21)	---	---
Shares reclassified to “Common stock subject to mandatory redemption”	(6,320,512)		(632)	(62,572,437)	---	(62,573,069)
Net loss	---		---	---	(29,988)	(29,988)

Balance, July 21, 2006	20,226,235		$2,023	$134,265,335	$(31,867)	$134,235,491

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

STATEMENT OF CASH FLOWS

	Period from August 11, 2005 (Inception) to December 31, 2005	Period from January 1, 2006 to July 21, 2006	Period from August 11, 2005 (Inception) to July 21, 2006 (Cumulative)

Cash flows from operating activities
Net loss	$(1,879)	$(29,988)	$(31,867)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in -
Prepaid expenses	---	(12,600)	(12,600)
Accrued expenses	910	9,090	10,000
Accrued interest payable to stockholder	2,750	7,967	10,717
Net cash provided by (used in) operating activities	1,781	(25,531)	(23,750)

Cash flows from investing activities
Increase in cash held in trust	---	(202,500,000)	(202,500,000)
Net cash used in investing activities	---	(202,500,000)	(202,500,000)

Cash flows from financing activities
Proceeds from initial sale of common stock	25,000	---	25,000
Gross proceeds from private placement	---	8,253,980	8,253,980
Gross proceeds from public offering	---	202,500,000	202,500,000
Payments of offering costs	(100,000)	(10,818,314)	(10,918,314)
Proceeds from stockholder loans	300,000	3,025,000	3,325,000
Repayment of stockholder loans	---	(300,000)	(300,000)
Advances from stockholder, net	(25,000)	218,188	193,188
Net cash provided by financing activities	200,000	202,878,854	203,078,854

Net increase in cash	201,781	353,323	555,104
Cash at beginning of period	---	201,781	---
Cash at end of period	$201,781	$555,104	$555,104
Supplemental disclosure of non-cash financing activity:
Increase in accrued offering costs and placement fees	$48,295	$2,971,944	$3,020,239

See accompanying notes to financial statements.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS
December 31, 2005 and July 21, 2006

1. Organization, Proposed Business Operations and Summary of Significant Accounting Policies

Nature of Operations

Energy Infrastructure Acquisition Corp. (the “Company”) was incorporated in Delaware on August 11, 2005 as a blank check company formed to acquire, through a merger, capital stock exchange, asset acquisition or other similar business combination, one or more businesses in the energy or energy-related industries.

At July 21, 2006, the Company had not yet commenced any business operations and is therefore considered a “corporation in the development stage”. All activity through July 21, 2006 relates to the Company’s formation and the public offering as described below. The Company has selected December 31 as its fiscal year-end.

The Company’s ability to commence operations was contingent upon obtaining adequate financial resources through a Regulation S private placement in accordance with Regulation S under the Securities Act of 1933, as amended (“Private Placement”), a public offering (“Public Offering”, and together with the private placement, the “Offerings”) and a loan from an off-shore company controlled by the Company’s President and Chief Operating Officer, all of which have been completed. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Offerings, although substantially all of the net proceeds of the Offerings are intended to be generally applied toward consummating a business combination with an operating company. As used herein, a “target business” shall include one or more operating businesses that supports the process of bringing energy, in the form of crude oil, natural and liquefied petroleum gas, and refined and specialized products (such as petrochemicals), from production to final consumption throughout the world, and a “business combination” shall mean the acquisition by the Company of such a target business. There can be no assurances that the Company will be able to successfully effect a business combination.

On July 21, 2006, the closing date of the Public Offering, $202,500,000 was placed in a trust account at Lehman Brothers’ Inc. maintained by Continental Stock Transfer & Trust Company, New York, New York, as trustee (“Trust Account”). This amount includes the net proceeds of the Public Offering and the Regulation S private placement, a convertible loan in the principal amount of $2,550,000 made prior to the consummation of the Public Offering by an off-shore company controlled by the Company’s President and Chief Operating Officer, a term loan in the principal amount of $475,000 made prior to the consummation of the Public Offering by the Company’s President and Chief Operating Officer, $2,107,540 of contingent underwriting compensation and placement fees (the “Discount”), to be paid to the underwriters and Maxim Group LLC, respectively, if and only if, a business combination is consummated, and $412,699 in deferred placement fees to be paid to Maxim Group LLC in connection with the Regulation S private placement. The funds in the Trust Account will be invested until the earlier of (i) the consummation of the Company’s first business combination or (ii) the liquidation of the Trust Account as part of a plan of dissolution and liquidation approved by the Company’s stockholders.

The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. In the event that public stockholders owning 30% or more of the outstanding stock sold in the Offerings vote against the business combination and elect to have the Company redeem their shares for cash, the business combination will not be consummated. All of the Company’s stockholders prior to the Offerings, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 5,268,849 founding shares of common stock in accordance with the vote of the majority of shares purchased in the Offerings with respect to any business combination and to vote any shares they acquire in the Offerings, or in the aftermarket, in favor of the business combination. After consummation of the Company’s first business combination, all of these voting safeguards will no longer be applicable.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS - (continued)
December 31, 2005 and July 21, 2006

With respect to the first business combination which is approved and consummated, any holder of shares sold in the Public Offering, other than the Initial Stockholders and their nominees (the “Public Stockholders”) who voted against the business combination may demand that the Company redeem their shares. The per share redemption price will equal $10.00 per share (inclusive of a pro rata portion of the Discount ($0.10 per share) and interest earned thereon, subject to certain reductions. Accordingly, Public Stockholders holding 29.99% of the aggregate number of shares sold in the Offerings may seek redemption of their shares in the event of a business combination.

The Company’s Amended and Restated Certificate of Incorporation provides for mandatory liquidation of the Company, without stockholder approval, in the event that the Company does not consummate a business combination within 18 months from the date of the consummation of the Public Offering, or 24 months from the consummation of the Public Offering if certain extension criteria have been satisfied. An off-shore company controlled by the Company’s President and Chief Operating Officer purchased an aggregate of 825,398 units in the Private Placement, but has waived its right to liquidation distributions with respect to the shares of common stock included in such units. Accordingly, in the event of such a liquidation, the amount in the Trust Account will be distributed to the holders of the shares sold in the Public Offering.

Cash Equivalents and Concentrations

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. Such cash and cash equivalents, at times, may exceed federally insured limits. The Company maintains its accounts with financial institutions with high credit ratings.

Income Taxes

As of July 21, 2006, the Company recorded a deferred income tax asset of $10,835 for the tax effect of temporary differences, aggregating $31,867. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance.

The effective tax rate differs from the statutory rate of 34% due to the increase in the valuation allowance.

Share-Based Payments

In December 2004, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123(R) ("SFAS123(R)") "Share Based Payments". SFAS 123(R) requires all share based payments, including grants of employee stock options to employees to be recognized in the financial statements based on their fair values. The Company adopted SFAS 123(R) effective January 1, 2006.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements. The potential impact of SFAS No. 123(R) on the Company’s financial statements subsequent to July 21, 2006 is discussed at Note 7.

Loss per Common Share

Loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the respective periods. Basic and diluted loss per common share are the same for all periods presented because all warrants and stock options outstanding are anti-dilutive.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS - (continued)
December 31, 2005 and July 21, 2006

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

2. Private Placement and Public Offering

Private Placement

On January 2, 2006, George Sagredos, the Company’s President and Chief Operating Officer, entered into a binding firm commitment subscription agreement to purchase 825,398 units of the Company at $10.00 per unit pursuant to Regulation S under the Securities Act of 1933, as amended. In June, 2006, Mr. Sagredos assigned such subscription agreement to Robert Ventures Limited, an off-shore Company that he controls, to purchase such securities on the same terms. On July 17, 2006, the subscription of $8,253,980 was funded.

Public Offering

On July 21, 2006, the Company, pursuant to its Public Offering, sold 20,250,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (“warrant”). Each warrant entitles the holder to purchase from the Company one share of common stock at an exercise price of $8.00 commencing on the later of the completion of a business combination with a target business or July 17, 2007, one year from the effective date of the Public Offering, and expires on July 17, 2010, four years from the date of the prospectus. The warrants will be redeemable at a price of $0.01 per warrant upon 30 days notice after the warrants become exercisable, only in the event that the last sale price of the common stock is at least $14.25 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which a notice of redemption is given.

The Company will use its best efforts to cause a registration statement to become effective on or prior to the commencement of the warrant exercise period and to maintain the effectiveness of such registration statement until the expiration of the warrants. If the Company is unable to maintain the effectiveness of such registration statement until the expiration of the warrants, and therefore is unable to deliver registered shares, the warrants may become worthless. Accordingly, the Company has determined that the warrants should be classified in stockholders’ equity upon issuance in accordance with the guidance in EITF 00-19, “Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock”.

On July 18, 2006, the Company entered into an underwriting agreement with Maxim Group LLC, as representative of the several underwriters, with respect to the public sale of up to 20,250,000 units, reflecting a reduction in the size of the Public Offering from 22,500,000 units as previously contemplated to 20,250,000 units. In connection with such modification, and in order to maintain the percentage ownership of its stockholders prior to the Public Offering, certain of the Company’s stockholders surrendered for cancellation an aggregate 562,500 shares of common stock. In connection therewith, the convertible loan was reduced to $2,550,000 and the $250,000 term loan was increased to $475,000. In addition, the number of shares of common stock the Company agreed to issue to Maxim Group LLC, as representative of the underwriters, was reduced to 202,500 shares instead of 225,000 shares, and the number of shares of common stock the founders agreed to surrender was revised to be up to an aggregate of 270,000 shares of common stock to be surrendered to the Company for cancellation upon consummation of a business combination in the event the Public Stockholders exercise their right to have the Company redeem their shares for cash. Accordingly, for every 23 shares redeemed by Public Stockholders, the founders have agreed to surrender one share for cancellation.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS - (continued)
December 31, 2005 and July 21, 2006

On July 18, 2006, the Company rescinded all prior grants of stock options to each of Messrs. Sagredos and Theotokis. On such date, the Company authorized the grant to Mr. Sagredos on the closing date of the Public Offering, of an option to purchase an aggregate of 2,688,750 shares of common stock, at an exercise price of $0.01 per share, with the option exercisable in four quarterly installments of 672,187 options on each of the first three quarterly installment dates and 672,189 options on the fourth quarterly installment date, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination, and with the vesting of such options contingent upon Mr. Sagredos being an officer of the Company on each respective vesting date. The Company also approved the grant to Mr. Theotokis on the closing date of the Public Offering, an option to purchase an aggregate of 896,250 shares of Common Stock, at an exercise price of $0.01 per share, with such option exercisable in four quarterly installments of 224,062 options on each of the first three quarterly installment dates and 224,064 options on the fourth quarterly installment date, with the first installment vesting on the date of expiration of the three-month period immediately following the consummation of a business combination, subject to Mr. Theotokis being an officer the Company on each respective vesting date.

Because the grant of the options is deemed to be stock-based compensation, commencing on the date of grant (which occurred at the closing of the Public Offering), pursuant to SFAS No. 123R, the Company is required to record a charge to earnings in an amount equal to the fair value of such options, which the Company has estimated using the Black-Scholes option-pricing model, to be an aggregate of $35,000,000. In valuing the options, the Company did not consider it necessary to evaluate possible variations in volatility, since, due to the large spread between the strike price and the fair value of the underlying stock, the Black-Scholes formula yields a value capped at the fair value of the underlying share. In accounting for the options, the Company considers the consummation of a business combination to be a performance condition that is expected to be met. As a result of including the two-year period that the Company has to effect a business combination and the one-year vesting period of the options, the Company expects that the charge to earnings with respect to each quarterly installment will be amortized over a maximum period of 36 months, which is the implicit service period. Accordingly, on an aggregate basis, assuming the 36 month amortization period following the closing of the Public Offering, as a result of the grant of such options, the Company will charge approximately $2,917,000 to earnings during each fiscal quarter. In the event that the Company consummates a business combination in less than two years from the closing date of the Public Offering, the above amortization schedule would be accelerated and the Company therefore would record an increased charge to operations through such date based on the revised estimate of the implicit service period.

3. Deferred Offering Costs

Deferred offering costs consist principally of legal fees and other costs incurred through the balance sheet dates that are related to the Private Placement and Public Offering, and were charged to additional paid-in capital upon the receipt of the capital raised. At December 31, 2005, the Company had deposited $25,000 in an attorney trust account for other expenses to be paid in connection with the Offerings.

4. Notes Payable to Stockholder

On October 6, 2005, the Company issued an unsecured promissory note for $300,000 to George Sagredos, the Company’s President and Chief Operating Officer. The note bore interest at the rate of 4% per annum and was payable on the earlier of the consummation of the Public Offering or October 6, 2006. The note was repaid on July 21, 2006 from the proceeds of the Private Placement and Public Offering.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS - (continued)
December 31, 2005 and July 21, 2006

On July 17, 2006, Robert Ventures Limited, an off-shore company controlled by Mr. Sagredos, loaned $2,550,000 to the Company in the form of a convertible note. Such loan bears interest at a per annum rate equivalent to the per annum interest rate applied to funds held in the Trust Account during the quarterly period covered by such interest payment. The Company is obligated to make quarterly interest payments on such loan following the expiration of the first full quarter after the date that it has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements. Such loan is due the earlier of the Company’s liquidation or the consummation of a business combination. The holder of the loan has the option to convert all of the principal of such indebtedness into units that are identical to the units offered in the Public Offering, at a conversion price of $10.00 a unit, commencing 2 days following the date the Company files a preliminary proxy statement with respect to a proposed business combination. In the event that the holder of the convertible loan elects to convert the full amount of the loan, it will receive 255,000 units which, upon separation of the units would result in the holder having an additional 255,000 shares of common stock and 255,000 warrants.

On July 17, 2006, Mr. Sagredos also loaned $475,000 to the Company. Such loan bears interest at a per annum interest rate equivalent to the per annum interest rate applied to the funds held in the Trust Account during the same period that such loan is outstanding. The Company is obligated to repay the principal and accrued interest on such loan following the earlier of (i) the expiration of the second full quarter after the date that it has drawn down at least $1,000,000 from accrued interest on the Trust Account to fund its working capital requirements, (ii) the consummation of a business combination by the Company, or (iii) the Company’s dissolution and liquidation.

5. Common Stock

The Company is authorized to issue 89,000,000 shares of common stock. On December 30, 2005, the Company issued 3,956,349 shares of common stock to its founders. As of April 21, 2006, the Company effected a 0.4739219-for-1 stock dividend, which resulted in the issuance of an additional 1,875,000 shares to its founders. The Company’s financial statements give retroactive effect to such stock dividend.

On July 18, 2006, certain of the Company’s stockholders surrendered for cancellation an aggregate 562,500 shares of common stock in order to maintain the percentage ownership of its stockholders prior to the Public Offering.

On July 18, 2006, the Company agreed to issue to Maxim Group LLC, as representative of the underwriters, 202,500 shares of its common stock to be deposited into escrow, subject to forfeiture, and released to the representative only upon consummation of a business combination.

On July 18, 2006, the founders agreed to surrender, without consideration, up to an aggregate of 270,000 of their shares of common stock to the Company for cancellation upon consummation of a business combination in the event Public Stockholders exercise their right to have the Company redeem their shares for cash. Accordingly, for every 23 shares redeemed by Public Stockholders, the founders have agreed to surrender one share for cancellation.

6. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences, as may be determined from time to time by the Board of Directors.

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(a corporation in the development stage)

NOTES TO FINANCIAL STATEMENTS - (continued)
December 31, 2005 and July 21, 2006

7. Commitments

The Company will not proceed with a business combination if public stockholders owning 30% or more of the shares sold in the Private Placement and Public Offering vote against the business combination and exercise their redemption rights. Accordingly, the Company may effect a business combination if public stockholders owning up to approximately 29.99% of the aggregate shares sold in the Private Placement and Public Offering exercise their redemption rights. If this occurred, the Company would be required to redeem for cash up to approximately 29.99% of the 21,075,398 shares of common stock included in the units, or 6,320,512 shares of common stock, at an expected initial per-share redemption price of $10.00, plus a pro rata share of the accrued interest earned on the trust account (net of (i) taxes payable on interest earned, (ii) up to $3,363,000 of interest income released to the Company to fund its working capital, (iii) payment of quarterly interest payments on the convertible loan and repayment of the convertible loan upon the earlier to occur of the Company’s dissolution and liquidation or a business combination, if not converted, and (iv) repayment of the term loan, plus accrued interest), including a pro rata share of the accrued interest earned on the underwriters’ contingent compensation. However, the ability of stockholders to receive $10.00 per unit is subject to any valid claims by the Company’s creditors which are not covered by amounts held in the trust account or the indemnities provided by the Company’s officers and directors. The expected redemption price per share is greater than each stockholder’s initial pro rata share of the trust account of $9.90. Of the excess redemption price, $0.10 per share represents a portion of the underwriters’ contingent fee, which they have agreed to forego for each share that is redeemed. Accordingly, the total contingent underwriting compensation payable to the underwriters in the event of a business combination will be reduced by $0.10 for each share that is redeemed. The balance will be paid from proceeds held in the trust account which are payable to the Company upon consummation of a business combination. In order to partially offset the resulting dilution to non-redeeming stockholders, management has agreed to surrender shares to the Company (at an assumed value of $10.00 per share) for cancellation, up to a maximum of 270,000 shares. Even if less than 30% of the stockholders exercise their redemption rights, the Company may be unable to consummate a business combination if such redemption leaves the Company with funds representing less than a fair market value at least equal to 80% of the amount in the trust account (excluding any funds held for the benefit of the underwriters and Maxim Group LLC) at the time of such acquisition, which amount is required as a condition to the consummation of the Company’s initial business combination, and the Company may be forced to find additional financing to consummate such a business combination, consummate a different business combination or liquidate.

The Company has engaged the representative of the underwriters of its Public Offering, on a non-exclusive basis, as its agent for the solicitation of the exercise of the warrants. To the extent not inconsistent with the guidelines of the NASD and the rules and regulations of the Securities and Exchange Commission, the Company has agreed to pay the representative for bona fide services rendered a commission equal to 5% of the exercise price for each warrant exercised more than one year after the date of the prospectus if the exercise was solicited by the underwriters. In addition to soliciting, either orally or in writing, the exercise of the warrants, the representative’s services may also include disseminating information, either orally or in writing, to warrant holders about the Company or the market for the Company’s securities, and assisting in the processing of the exercise of the warrants. No compensation will be paid to the representative upon the exercise of the warrants if:

--- the market price of the underlying shares of common stock is lower than the exercise price;
--- the holder of the warrants has not confirmed in writing that the representative solicited the exercise;
--- the warrants are held in a discretionary account;
--- the warrants are exercised in an unsolicited transaction; or
--- the arrangement to pay the commission is not disclosed in the prospectus provided to warrant holders at the time of exercise.

The Company has agreed to pay $7,500 per month for 24 months to an unaffiliated third party, commencing on July 21, 2006, the closing date of the Public Offering, for office space and general and administrative expenses, and terminating upon the date the Company either consummates a business combination or liquidates.